Morgan Grenfell Micro Cap Fund - 10f-3
Transactions for Fourth Quarter 1999

				Security Purchased		Comparison Security		Comparison Security

Issuer			Sage, Inc.				Silicon Image

Underwriters		BancBoston Robertson 		Credit Suisse First Boston, 	n/a
				Stephens, Prudential 		Robertson Stephens, Dain
				Securities, Needham & Co, 	Rauscher Wessels and others
				DBSI, Lehman Bros, US
				Bancorp Piper Jaffray,
				E*Trade Securities

Years of continuous
operation, including
predecessors		>3 years				>3 years

Security 			SAGI					SIMG

Is the affiliate a
manager or co-manager
of offering?		no					no

Name of underwriter
or dealer from
which purchased		Robertson Stephens		n/a					n/a

Firm commitment
underwriting?		Yes					Yes

Trade date/Date of
Offering			11/11/1999				10/7/1999

Total dollar amount
of offering sold
to QIBs			$-   					$-   					$-

Total dollar amount
of any concurrent
public offering		$36,000,000.00 			$46,800,000				$-

Total				$36,000,000.00			$46,800,000				$-

Public offering price	$12.00 				$12.00 				$-

Price paid if other
than public offering
price	 			same 					n/a					n/a

Underwriting spread
or commission		$.84 (7)%				$.84 (7%)				0.00%

Shares purchased	 	500 					n/a					n/a

$ amount of purchase	$6,000.00 				n/a					n/a

% of offering purchased
by fund			0.017%				n/a					n/a

% of offering purchased
by associated funds	0.027%				n/a					n/a

Total (must be less
than 25%)			0.043%				n/a					n/a